UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2019
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On September 26, 2019, Carter Validus Mission Critical REIT, Inc. (the “Company”) held a special meeting of its stockholders (the “CVREIT Special Meeting”), at which its stockholders were asked to consider and vote on (i) a proposal to approve the merger (the "REIT Merger") of the Company with and into Lightning Merger Sub, LLC ("REIT Merger Sub"), a wholly-owned subsidiary of Carter Validus Mission Critical REIT II, Inc. ("CVREIT II"), pursuant to the Agreement and Plan of Merger dated as of April 11, 2019 (the “Merger Agreement”), by and among the Company, CVREIT II, Carter/Validus Operating Partnership, LP, the Company’s operating partnership, Carter Validus Operating Partnership II, LP, CVREIT II’s operating partnership, and REIT Merger Sub (the "Merger Proposal") and (ii) a proposal to adjourn the CVREIT Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.
CVREIT II previously filed with the Securities and Exchange Commission a definitive proxy statement/prospectus and related materials pertaining to the REIT Merger and the CVREIT Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the CVREIT Special Meeting.
At the CVREIT Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of approximately 101,554,417 shares of the Company’s common stock, representing approximately 56.7% of the total number of 178,991,812 shares of the Company’s common stock issued and outstanding as of July 11, 2019, the record date for the Special Meeting, and entitled to vote at the Special Meeting.
The final results of the following matters voted on at the CVREIT Special Meeting are set forth below, excluding any shares beneficially held by certain affiliates as required by the Merger Agreement.

	For	Against	Abstain	Broker Non-Votes
Approval of Merger Proposal	93,132,269.58	3,336,258.62	5,085,888.45	—
Accordingly, the Company's stockholders approved the Merger Proposal. As contemplated by the Merger Agreement:

•
The Company shall merge with and into REIT Merger Sub (the "REIT Merger"). REIT Merger Sub will continue as the surviving entity and as a wholly-owned subsidiary of CVREIT II, and the separate existence of the Company will cease.

•
At the effective time of the REIT Merger, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive (i) $1.00 in cash; and (ii) 0.4681 shares of CVREIT II Class A common stock, par value $0.01 per share.

Because the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to cast a majority of all the votes entitled to vote on the Merger Proposal was achieved, the proposal to adjourn the CVREIT Special Meeting to solicit additional proxies in favor of such proposal was not necessary or appropriate and, therefore, not called.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: September 26, 2019	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer